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                                                                    EXHIBIT 99.3

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HERITAGE BANCSHARES, INC.
                                STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS

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STOCK ORDER FORM INSTRUCTIONS - All subscription orders are subject to the provisions of the Plan of Conversion.

ITEM 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 6,000 shares (6,000 shares x $10.00 per share = $60,000). No person, together with associates of and groups of persons acting in concert with such persons may purchase more than 60,000 shares. For additional information and limits, see "The Conversion - Limitations on Common Stock Purchases" in the Prospectus.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request that you exchange the cash for a check with a teller at Heritage Bank ) or by check, bank draft or money order payable to Heritage Bancshares, Inc. DO NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Conversion is completed.

ITEM 4 - To pay by withdrawal from a savings account or certificate of deposit account at Heritage Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Heritage Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in the account(s) until the stock offering closes and earn their respective rate of interest.

ITEM 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

ITEM 6 - Please check this box if you are a director, officer or employee of Heritage Bank, or a member of such person's household.

ITEM 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

ITEM 8 - Please review the preprinted qualifying account number(s) information. THE ACCOUNT NUMBER(s) LISTED MAY NOT BE ALL OF YOUR ACCOUNT NUMBER(s). You should list any other qualifying accounts that you may have or had with Heritage Bank in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM TRANSFERS TO MINORS ACT, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. FAILURE TO LIST ALL OF YOUR QUALIFYING ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

ITEM 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Heritage Bancshares, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)


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HERITAGE BANCSHARES, INC.
                                STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS

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STOCK OWNERSHIP GUIDE
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INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM TRANSFERS TO MINORS ACT - For residents of TEXAS and many states, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM TRANSFERS TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM GIFTS TO MINORS ACT of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-TX or UGMA-Other State. LIST ONLY THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a PREARRANGED "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and PLEASE DO NOT DELAY in exploring this option.
Registrationfor IRA's:    On Name Line 1 - list the name of the broker or trust
                          department followed by CUST or TRUSTEE.
                          On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
                          Address will be that of the broker / trust department to where the stock certificate will be sent.
                          The Social Security / Tax I.D. number(s) will be either yours or your trustees, AS THEY DIRECT.
                          Please list YOUR phone numbers.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)





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HERITAGE SAVINGS BANK, ssb                                                                                         REVOCABLE PROXY

ANY MEMBER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF HERITAGE BANK EITHER A
WRITTEN REVOCATION OF THE PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the 00th day of December, 2001 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.




                                                                                          ----------------------------------------
                                                                                          Signature                           Date


                                                                                          ----------------------------------------
                                                                                          Signature                           Date



                                                                                          NOTE:  Please sign exactly as your
                                                                                          name(s) appear(s) on this Proxy.  Only
                                                                                          one  signature is required in the case of
                                                                                          a joint account. When signing in a
                                                                                          representative capacity, please give
                                                                                          title.



                           IMPORTANT: PLEASE DETACH, SIGN AND RETURN "ALL" PROXIES FROM "ALL"
                                PACKETS RECEIVED IN THE ENCLOSED POSTAGE PAID ENVELOPE.
                                FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.
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                                                                                             HERITAGE BANCSHARES, INC.
                                                                                                102 W. Main Street
                                                                                               Terrell, Texas 75160
                                                                                                  (000) 000-0000
                                                                                        STOCK ORDER AND CERTIFICATION FORM
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DEADLINE: The Subscription Offering ends at 12:00 Noon, Terrell, Central Time, on December __, 2001. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at the Heritage Bank office, by the deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM WILL NOT BE
ACCEPTED.

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(1) Number of shares                           (2) Total Amount Due          (6) [ ] Check here if you are a DIRECTOR, OFFICER or
--------------------       Price Per Share     --------------------                  EMPLOYEE of Heritage Bank or a member of such
                                                $                                    person's immediate family (same household).
--------------------        x $10.00 =         --------------------          ------------------------------------------------------
Minimum - 25 shares                                                          (7) [ ] NASD AFFILIATION - see description on reverse
Maximum - Generally 6,000 shares; however, see the Prospectus.                      side of this form.
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METHOD OF PAYMENT                                                            (8) Please review the preprinted account information
(3) [ ] Enclosed is a check, bank draft or money order payable to Heritage       listed below. The accounts printed below may not
        Bancshares, Inc. for $______________.                                    be all of your qualifying accounts or even your
                                                                                 accounts as of the earliest of the three dates if
(4) [ ] I authorize Heritage Bank to make withdrawals from my certificate        you have changed names on the accounts. You should
        or savings account(s) shown below, and understand that the amounts       list any other accounts that you may have or had
        will not otherwise be available for withdrawal:                          with Heritage Bank in the box below. SEE THE STOCK
                                                                                 ORDER FORM INSTRUCTIONS SHEET FOR FURTHER
                                                                                 INFORMATION. All subscription orders are subject
                                                                                 to the provisions of the Plan of Conversion.

ACCOUNT NUMBER(S)                        AMOUNT(S)
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------------------------------------------------------------
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      TOTAL WITHDRAWAL
                               -----------------------------
THERE IS NO PENALTY FOR EARLY WITHDRAWAL.
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(5) PURCHASER INFORMATION (CHECK ONE)
                                                                             ADDITIONAL QUALIFYING ACCOUNTS
a. [ ] ELIGIBLE ACCOUNT HOLDER - Check here if you were a
depositor with at least $50 on deposit with Heritage Bank as
of June 30, 2000. Enter information in Section 8 for all                     ACCOUNT TITLE (NAMES ON ACCOUNTS)      ACCOUNT NUMBER
deposit accounts that you had at Heritage Bank on June 30, 2000.             ------------------------------------------------------

b. [ ] SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you              ------------------------------------------------------
were a depositor with at least $50 on deposit with Heritage Bank
as of September 30, 2001 but are not an Eligible Account Holder.             ------------------------------------------------------
Enter information in Section 8 for all deposit accounts that you
had at Heritage Bank on September 30, 2001.                                  ------------------------------------------------------

c. [ ] OTHER MEMBER - Check here if you were a depositor of                  ------------------------------------------------------
Heritage Bank as of_______, 2001, but are not an Eligible Account
Holder or a Supplemental Eligible Account Holder. Enter information          PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY
in Section 8 for all accounts that you had at Heritage Bank on               RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION
______, 2001.                                                                RIGHTS. (additional space on back of form.)

d. [ ] DIRECTORS, OFFICERS AND EMPLOYEES OF HERITAGE BANK TO THE
EXTENT YOU ARE NOT INCLUDED IN 5a, b OR c.

e. [ ] LOCAL COMMUNITY - KAUFMAN COUNTY

f. [ ] GENERAL PUBLIC
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(9) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY
    (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

  [ ]Individual                   [ ]Uniform Transfer to Minors Act      [ ]Partnership
  [ ]Joint Tenants                [ ]Uniform Gift to Minors Act          [ ]Individual Retirement Account
  [ ]Tenants in Common            [ ]Corporation                         [ ]Fiduciary/Trust (Under Agreement Dated ______________)
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Name                                                                   Social Security or Tax I.D.
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Name                                                                   Social Security or Tax I.D.
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Mailing                                                                                  Daytime
Address                                                                                  Telephone
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                                    Zip                                                  Evening
City                   State        Code               County                           Telephone
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ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated November 00, 2001 and understand I may not change or revoke my order once it is received by Heritage Bancshares, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Heritage Bancshares, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item
(2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934, both as amended.



SIGNATURE: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND
CERTIFICATION FORM ARE NOT BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the
Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.


----------------------------------------                                      -----------------------------------------------------
Signature                           Date                                      OFFICE USE ONLY
                                                                                                        Check # ______   _______

----------------------------------------
Signature                           Date                                      Date Rec'd_____/______    Ck. Amt.______   _______

                                                                              Batch #_______-Order #____________ Category___________
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HERITAGE SAVINGS BANK, ssb                                      REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HERITAGE BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER 00, 2001 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

The undersigned being a member of Heritage Bank, hereby authorizes the Board of Directors of Heritage Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Heritage Bank to be held at Heritage Bank's main office at 102 W. Main Street, Terrell, Texas on December 00, 2001, at 0:00 p.m., central time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

         (1) To vote "FOR" or "AGAINST" a Plan of Conversion of Heritage Bank pursuant to which Heritage Bank will convert from a state-chartered mutual savings bank to a state-chartered stock savings bank, including the adoption of amended and restated articles of incorporation and bylaws, with the concurrent sale of all the Bank's common stock to Heritage Bancshares, Inc., a Delaware corporation (the "Holding Company"), and sale by the Holding Company of shares of its common stock.

                        FOR [ ]          AGAINST [ ]

         (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

                        FOR [ ]          AGAINST [ ]

THIS PROXY, IF EXECUTED, WILL BE VOTED "FOR" ADOPTION OF THE PLAN OF CONVERSION AND FOR ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IF NO CHOICE IS MADE HEREIN. PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

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                            HERITAGE BANCSHARES, INC.

ITEM (7) CONTINUED - NASD AFFILIATION (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

ITEM (8) CONTINUED; PURCHASER INFORMATION

ACCOUNT TITLE (NAMES ON ACCOUNTS)                       ACCOUNT NUMBER

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                               CERTIFICATION FORM
  (THIS CERTIFICATION FORM MUST BE SIGNED IN ADDITION TO THE STOCK ORDER FORM)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF HERITAGE BANCSHARES, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY HERITAGE BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation Deputy Regional Director - Division of Supervision, Karl Krechbaum, at (927) 761-2030.

I further certify that, before purchasing the Common Stock of Heritage Bancshares, Inc., I received a copy of the Prospectus dated November 00, 2001 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 00 of the Prospectus:

 1.      Higher Interest Rates Would Hurt Our Profitability.

 2.      We Anticipate a Low Return on Our Equity.

 3.      Our Future Growth May Be Limited.

 4.      Our Commercial and Construction Loans Are Riskier Than Our Residential
         Loans.

 5. Our Business Is Concentrated in One County with Higher Unemployment than for the United States.

 6. Our Stock Value May Suffer from Anti-Takeover Provisions That May Impede Potential Takeovers.

 7. We Intend to Remain Independent Which May Mean You Will Not Receive a Premiun for Your Common Stock.

 8.      Our Employee Stock Benefit Plans Will Increase Our Costs.

 9.      Our Employee Stock Benefit Plans May Be Dilutive.

10.      An Increase in the Offering Range Would Be Dilutive.

11.      Our Valuation Is Not Indicative of the Future Price of Our Common
         Stock.

12.      Our Stock Price May Decline.

13.      Limited Market for Our Common Stock May Lower Market Price.

14.      We May Be Unable to Make Technological Advances.

15.      No Opinion or Recommendation by the Marketing Agent.


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Signature __________   Date __________   Signature ____________   Date _________
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(NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES EXCHANGE ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.